UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

Lpath, Inc.

(Exact name of registrant specified in charter)

Nevada	000-50344	16-1630142
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

6335 Ferris Square, Suite A, San Diego, CA  92121

(Address of principal executive offices)  (Zip Code)

(858) 678-0800

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 12, 2008, Lpath, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with various accredited investors (the “Investors”) whereby the Company sold shares (the “Shares”) of the Company’s Class A common stock at a price of $0.95 per share.  Each Investor also received warrants (the “Warrants”) in an amount equal to 25% of the Shares purchased by such respective Investor that are exercisable to purchase the Company’s Class A common stock at an exercise price of $1.25 per share.  The Company may raise up to $12.0 million pursuant to the Purchase Agreement.  Any amounts raised under the Purchase Agreement must be received by the Company on or before August 19, 2008, as set forth in the Purchase Agreement.  As of August 15, 2008, the Company has received gross proceeds of $6.4 million from the Investors.

The Shares and Warrants sold in the Private Placement were purchased by accredited investors (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), and thus are subject to an exemption from registration under Section 4(2) of the Securities Act as a transaction by the issuer not involving a public offering. Some of the Investors in the this private placement included (i) the Company’s Chief Executive Officer, (ii) a trust controlled by a current director of the Company and (iii) current stockholders of the Company (some of whom participated by means of an exercise of rights to participate in this private placement granted pursuant to the Securities Purchase Agreement dated April 6, 2007 listed as Exhibit 10.14 to the Registration Statement on Form SB-2 filed June 29, 2007 with the Securities Exchange Commission).

Investors in the Private Placement also entered into a Registration Rights Agreement with the Company pursuant to which the Investors have been granted certain registration rights with respect to the Shares and the Class A common stock underlying the Warrants.

The Purchase Agreement, the form of Warrant and the Registration Rights Agreement will be filed as exhibits to the earlier of either the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 or an appropriate registration statement in accordance with the rights provided to the Investors under the Registration Rights Agreement.

Item 3.02  Unregistered Sales of Equity Securities.

On August 12, 2008, the Company issued 6.8 million Shares and 1.7 million Warrants to the Investors pursuant to the Purchase Agreement. The disclosure regarding the issuance of these securities of the Company is set forth in Item 1.01 of this Current Report.  The Company may issue additional Shares and Warrants upon its receipt of additional proceeds under the Purchase Agreement provided such proceeds are received by August 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lpath, Inc.

By:	/s/ Scott Pancoast
Name: Scott Pancoast
Title: President and Chief Executive Officer
Dated: August 15, 2008